Exhibit 99.1

Core-Mark Completes Strategic Review, Board of Directors Authorizes $30 million Share Repurchase Program

South San Francisco, California – March 14, 2008 – Core-Mark Holding Company, Inc. (Nasdaq: CORE), one of the leading broad-line distributors in North America, announced today that its Board of Directors has authorized the Company to repurchase up to $30 million of the Company’s common stock.

Share Repurchase Program

The Company’s policy is to repurchase shares, from time to time, through solicited or unsolicited transactions in the open market, in privately negotiated transactions or pursuant to a Rule 10b5-1 plan. The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The Company plans to fund the majority of the share repurchases from excess cash. The credit agreement for the Company’s 2005 credit facility has been amended to allow the company to execute this $30 million share repurchase plan. The program may be discontinued or amended at any time.

Strategic Alternatives Review

The Company’s repurchase program follows completion by its Board of Directors of a comprehensive review of strategic alternatives with the help of Morgan Stanley & Co. Incorporated, its financial advisor. Following a rigorous review of all strategic options, and after careful consideration of each, the Board of Directors concluded that the best course of action at this time for Core-Mark and its shareholders is for the company to continue to execute its strategic business plan and initiate the share repurchase program. This is in light of current market conditions, including the continued weakness in the U.S. consumer environment and credit markets. “We have thoroughly explored a comprehensive range of alternatives to maximize value for our shareholders,” said Randolph I. Thornton, Chairman of the Board of Directors of Core-Mark. “Following the Board’s evaluation and consideration of these alternatives, we have concluded that the best course of action at this time is for Core-Mark to return capital to its shareholders through this share repurchase program. Our goal is to continually look for ways to enhance long-term shareholder value and the decision to initiate a share repurchase program reflects the Board’s confidence in Core-Mark’s long-term prospects.”

Core-Mark

Core-Mark is one of the largest broad-line, full-service wholesale distributors of packaged consumer products to the convenience retail industry in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to over 21,000 retail locations in 45 states and five Canadian provinces through 24 distribution centers, two of which Core-Mark operates as third party logistics providers. Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. For more information, please visit www.core-mark.com

Safe Harbor

Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions.

These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those discussed in such forward looking statements.

Factors that might cause or contribute to such differences include, but are not limited to our dependence on the convenience store industry for our revenues; competition; price increases; our dependence on relatively few suppliers; the low-margin nature of cigarette and consumable goods distribution; certain distribution centers’ dependence on a few relatively large customers; competition in the labor market and collective bargaining agreements; product liability claims and manufacturer recalls of products; fuel price increases; our dependence on our senior management and key personnel; currency exchange rate fluctuations; our ability to borrow additional capital; governmental regulations and changes thereto; earthquake and natural disaster damage; failure or disruptions to our information systems; a general decline in cigarette sales volume; competition from sales of deep-discount brands and illicit and other low priced sales of cigarettes. See the “Risk Factors” section included in our Form 10-K, our most recent Form 10-Q and all other information discussed in our filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that may affect our business. Except as provided by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Ms Milton Gray Draper, Director of Investor Relations at 650-589-9445 X3027 or at mdraper@core-mark.com